Exhibit 99.1
Roblox Reports Fourth Quarter and Full Year 2021 Financial Results
Record Fiscal Year 2021 Revenue Grew 108% Year over Year
Record Daily Active Users and Hours Engaged as of December 31, 2021
SAN MATEO, Calif., Feb 15, 2022 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its fourth quarter and full year 2021 financial results today and separately posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Fourth Quarter 2021 Financial Highlights
•Revenue increased 83% over Q4 2020 to $568.8 million
•Net cash provided by operating activities of $122.2 million; Free cash flow was $77.3 million
•Bookings increased 20% over Q4 2020 to $770.1 million
•Average Daily Active Users (DAUs) were 49.5 million, an increase of 33% year over year
•Hours Engaged were 10.8 billion, an increase of 28% year over year
•Average Bookings per DAU (ABPDAU) was $15.57
Full Fiscal Year 2021 Financial Highlights
•Revenue increased 108% over fiscal year 2020 to $1.9 billion
•Net cash provided by operating activities of $659.1 million; Free cash flow was $558.0 million
•Bookings increased 45% over 2020 to $2.7 billion
•DAUs were 45.5 million, an increase of 40% year over year
•Hours Engaged were 41.4 billion, an increase of 35% year over year
•ABPDAU was $59.85
January 2022 Key Metric Estimates
•Revenue was between $203 million - $206 million, up 64% - 66% year over year
•DAUs were 54.7 million, up 32% from January 2021
•Hours engaged were 4.2 billion, up 26% year over year
•Bookings were between $220 million and $223 million, up 2% - 3% year over year
•ABPDAU were between $4.02 - $4.08, down 22% - 23% year over year
“With nearly 55 million daily active users, Roblox is increasingly an integral part of people’s lives,” said David Baszucki, Chief Executive Officer of Roblox. “As we look ahead to 2022, we will continue to develop our technology to enable deeper forms of communication, immersion and expression on our platform.”
“The foundation we put in place that allows us to invest in our business while continuing to generate strong cash flow is one of the most unique aspects of our business,” said Michael Guthrie, Chief Financial Officer of Roblox. “Our 2021 results demonstrate that the investments we were able to make in our technology and developer community are generating strong returns, and we will continue leaning into the business as we focus on the large, long-term growth opportunity ahead of us.”
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding their fourth quarter and fiscal year 2021 results on Wednesday, February 16, 2022 at 5:30 a.m. Pacific Time. The webcast will be open to the public at ir.roblox.com or by clicking here.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our business, product and investment strategy and growth plans, our expectation of successfully executing such strategies and plans and our expectations for our January financial and operational results. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continue,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q filed for the fiscal quarter ended September 30, 2021 and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the impact of our senior notes and any future indebtedness on our business, financial condition and results of operations; the demand for our platform in general; our ability to increase our number of new users and revenue generated from users; our ability to retain and expand our user base; the impact on our business of the COVID-19 pandemic restrictions and the easing of those restrictions as vaccinations become more prevalent; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; our ability to successfully develop and deploy new technologies to address the needs of our users; our ability to maintain and enhance our brand and reputation; our ability to hire and retain talent; news or social media coverage about Roblox, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; any breach or access to user or third-party data; and our ability to maintain the security and availability of our platform. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our Quarterly Report Form 10-Q for the fiscal quarter ended September 30, 2021.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$3,004,300	$893,943
Accounts receivable—net of allowances	307,349	246,986
Prepaid expenses and other current assets	32,091	26,274
Deferred cost of revenue, current portion	406,025	256,928
Total current assets	3,749,765	1,424,131
Property and equipment—net	271,352	206,415
Operating lease right-of-use assets	221,285	—
Deferred cost of revenue, long-term	137,524	113,793
Intangible assets, net	59,666	42,326
Goodwill	118,071	59,568
Other assets	2,933	1,567
Total assets	$4,560,596	$1,847,800
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	$64,395	$12,012
Accrued expenses and other current liabilities	180,769	65,392
Developer exchange liability	163,906	80,912
Deferred revenue—current portion	1,758,022	1,070,230
Total current liabilities	2,167,092	1,228,546
Deferred revenue—net of current portion	616,834	484,699
Operating lease liabilities	194,616	—
Long-term debt, net	987,723	—
Other long-term liabilities	1,408	22,109
Total liabilities	3,967,673	1,735,354
Commitments and contingencies
Convertible Preferred Stock
Convertible preferred stock, Series A, B, C, D, D-1, E, F, and G $0.0001 par value, zero and 349,522 shares authorized as of December 31, 2021, and December 31, 2020, respectively; zero and 337,235 shares issued and outstanding as of December 31, 2021, and December 31, 2020, respectively; aggregate liquidation preference of zero and $335,654 as of December 31, 2021, and December 31, 2020, respectively	—	344,827
Stockholders’ Equity/(Deficit)
Common stock, $0.0001 par value; 5,000,000 and 740,000 authorized as of December 31, 2021, and December 31, 2020, respectively, 585,878 and 201,327 shares issued and outstanding as of December 31, 2021, and December 31, 2020, respectively; Class A common stock—4,935,000 and 675,000 shares authorized as of December 31, 2021, and December 31, 2020, respectively; 534,541 and 144,039 shares issued and outstanding as of December 31, 2021, and December 31, 2020, respectively; Class B common stock—65,000 shares authorized as of December 31, 2021, and December 31, 2020, respectively, 51,337 and 57,287 shares issued and outstanding as of December 31, 2021, and December 31, 2020, respectively
	58	20
Additional paid-in capital	1,568,638	239,792
Accumulated other comprehensive income	62	90
Accumulated deficit	(983,941)	(492,290)
Total Roblox Corporation stockholders’ equity/(deficit)	584,817	(252,388)
Noncontrolling interests	8,106	20,007
Total stockholders’ equity/(deficit)	592,923	(232,381)
Total liabilities, convertible preferred stock, and stockholders’ equity/(deficit)	$4,560,596	$1,847,800

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$568,769	$310,009	$1,919,181	$923,885
Cost and expenses:
Cost of revenue(1)	151,988	78,618	496,870	239,898
Developer exchange fees	159,717	113,714	538,321	328,740
Infrastructure and trust & safety	135,989	78,348	456,498	264,226
Research and development	173,570	60,067	533,207	201,433
General and administrative	59,383	31,908	303,020	97,341
Sales and marketing	27,772	15,961	86,363	58,384
Total cost and expenses	708,419	378,616	2,414,279	1,190,022
Loss from operations	(139,650)	(68,607)	(495,098)	(266,137)
Interest income	33	64	92	1,822
Interest expense	(6,998)	—	(6,998)	—
Other income/(expense), net	14	1,325	(1,796)	(32)
Loss before income taxes	(146,601)	(67,218)	(503,800)	(264,347)
Provision for/(benefit from) income taxes	656	(6,681)	(320)	(6,656)
Consolidated net loss	(147,257)	(60,537)	(503,480)	(257,691)
Net loss attributable to the noncontrolling interest	(3,959)	(1,796)	(11,829)	(4,437)
Net loss attributable to common stockholders	$(143,298)	$(58,741)	$(491,651)	$(253,254)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.30)	$(0.97)	$(1.39)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	581,535	195,149	505,858	182,108
 (1) Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Consolidated net loss	$(147,257)	$(60,537)	$(503,480)	$(257,691)
Adjustments to reconcile net loss including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	22,183	13,576	75,622	43,808
Stock-based compensation expense	120,220	16,196	341,942	79,158
Change in fair value of warrants	—	—	—	1,890
Operating lease non-cash expense	11,858	—	43,794	—
Other non-cash charges/(credits)	(457)	(132)	680	1,139
Amortization of debt issuance costs	216	—	216	—
Changes in operating assets and liabilities:
Accounts receivable	(138,130)	(89,681)	(61,044)	(156,865)
Accounts payable	23,599	(1,675)	23,369	4,488
Prepaid expenses and other current assets	5,908	(1,277)	(13,593)	(4,826)
Other assets	2,821	14	(1,367)	1,373
Developer exchange liability	46,150	28,282	82,994	49,905
Accrued expenses and other current liabilities	20,711	20,476	58,809	30,906
Other long-term liability	(167)	(6,681)	(1,189)	(4,460)
Operating lease liabilities	(10,688)	—	(34,743)	—
Deferred revenue	203,552	335,049	819,927	965,919
Deferred cost of revenue	(38,296)	(74,606)	(172,828)	(230,404)
Net cash provided by operating activities	122,223	179,004	659,109	524,340
Cash flows from investing activities:
Acquisition of property and equipment	(44,942)	(51,891)	(93,273)	(104,153)
Payments related to business combination, net of cash acquired	—	(40,919)	(45,692)	(40,919)
Purchases of short-term investments	—	—	—	(5,991)
Maturities of short-term investments	—	9,000	—	63,000
Purchases of intangible assets	—	(8,516)	(7,856)	(8,967)
Net cash used in investing activities	(44,942)	(92,326)	(146,821)	(97,030)
Cash flows from financing activities:
Proceeds from issuance of preferred stock for warrant exercises	—	—	—	147
Proceeds from issuance of common stock	13,899	5,502	76,177	15,156
Net proceeds from issuance of preferred stock	—	—	534,286	149,669
Proceeds from 2030 Notes	990,000	—	990,000	—
Payment of debt issuance cost	(2,339)	—	(2,339)	—
Net cash provided by financing activities	1,001,560	5,502	1,598,124	164,972
Effect of exchange rate changes on cash and cash equivalents	(100)	117	(55)	168
Net increase in cash and cash equivalents	1,078,741	92,297	2,110,357	592,450
Cash and cash equivalents
Beginning of period	1,925,559	801,646	893,943	301,493
End of period	$3,004,300	$893,943	$3,004,300	$893,943
Supplemental disclosure of cash flow information:
Cash paid for interest	—	—	—	—
Cash paid for income taxes	—	—	—	—
Supplemental disclosure of noncash investing and financing activities:
Property and equipment additions in accounts payable and accrued expenses	$50,388	$13,990	$50,388	$13,990
Fair value of common stock and unregistered restricted stock units issued as consideration for business combination	—	$40,696	$31,274	$40,696
Fair value of common stock issued in exchange for intangible asset purchase	—	$2,854	—	$2,854
Conversion of convertible preferred stock to common stock upon direct listing	—	—	$879,113	—
Unpaid debt issuance costs	$154	—	$154	—

Use of Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measures bookings, free cash flow, and Adjusted EBITDA.
We use this non-GAAP financial information to evaluate our ongoing operations, for internal planning and forecasting purposes, and ongoing operating trends for purposes of analyzing the covenants specified in the indenture governing our senior notes due 2030. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Bookings is equal to the amount of virtual currency purchased by users in a given period of measurement. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Free cash flow represents the net cash provided by operating activities less purchases of property, equipment, and intangible assets. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets, can be used for strategic initiatives, including investing in our business, making strategic acquisitions, and strengthening our balance sheet. Adjusted EBITDA is a measure of operating performance used in certain covenant calculations specified in the indenture governing our senior notes due 2030 that is not calculated in accordance with GAAP and may not conform to the calculation of EBITDA in other circumstances. Adjusted EBITDA should not be considered as a substitute for net loss as determined in accordance with GAAP. We believe that, when considered together with reported amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends for purposes of analyzing the covenants specified in the indenture governing our senior notes due 2030.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Bookings	$770,116	$642,311	$2,725,706	$1,882,543
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Reconciliation of revenue to bookings:
Revenue	$568,769	$310,009	$1,919,181	$923,885
Add (deduct):
Change in deferred revenue	203,552	335,049	819,927	965,919
Other	(2,205)	(2,747)	(13,402)	(7,261)
Bookings	$770,116	$642,311	$2,725,706	$1,882,543

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Free cash flow	$77,281	$118,597	$557,980	$411,220
The following table presents a reconciliation of net cash from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Reconciliation of net cash from operating activities to free cash flow:
Net cash provided by operating activities	$122,223	$179,004	$659,109	$524,340
Add (deduct):
Acquisition of property and equipment	(44,942)	(51,891)	(93,273)	(104,153)
Purchases of intangible assets	—	(8,516)	(7,856)	(8,967)
Free cash flow	$77,281	$118,597	$557,980	$411,220
Acquisition of property and equipment primarily includes servers, infrastructure equipment and tenant improvements.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Adjusted EBITDA	$168,009	$225,892	$673,926	$600,177
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Reconciliation of consolidated net loss to adjusted EBITDA:
Consolidated net loss	$(147,257)	$(60,537)	$(503,480)	$(257,691)
Add (deduct):
Interest income	(33)	(64)	(92)	(1,822)
Interest expense	6,998	—	6,998	—
Other income/(expense), net	(14)	(1,325)	1,796	32
Provision for/(benefit from) income taxes	656	(6,681)	(320)	(6,656)
Depreciation and amortization	22,183	13,576	75,622	43,808
Stock-based compensation expense	120,220	16,196	341,942	79,158
Change in fair value of warrants	—	—	—	1,890
Accretion and amortization on marketable securities	—	5	—	5
Change in deferred revenue	203,552	335,049	819,927	965,919
Change in deferred cost of revenue	(38,296)	(74,606)	(172,828)	(230,404)
Fees related to equity offering	—	4,279	50,586	5,938
Fees related to certain legal settlements	—	—	53,775	—
Adjusted EBITDA	$168,009	$225,892	$673,926	$600,177

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About Roblox
Roblox’s mission is to connect a billion people with optimism and civility. Every day, tens of millions of people around the world have fun with friends as they explore millions of immersive digital experiences. All of these experiences are built by the Roblox community, made up of millions of creators. We believe in building a safe, civil, and diverse community—one that inspires and fosters creativity and positive relationships between people around the world. For more information, please visit corp.roblox.com.
CONTACTS
Anna Yen
Roblox Investor Relations
ir@roblox.com
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
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